Exhibit 99.2

NEWS RELEASE
FOR IMMEDIATE RELEASE

BRIGHAM EXPLORATION ANNOUNCES THREE HIGH RATE BAKKEN COMPLETIONS AND PROVIDES AN OPERATIONAL UPDATE
Austin, TX — November 1, 2010 — Brigham Exploration Company (NASDAQ: BEXP) announced the completion of three high rate Bakken wells, including the Clifford Bakke 26-35 #1H and the Abelmann 23-14 #1H at early 24-hour peak flow back rates of approximately 5,061 and 4,169 barrels of oil equivalent, respectively. In total, Brigham has completed 39 consecutive high frac stage long lateral Bakken and Three Forks wells in North Dakota with an average early 24-hour peak flow back rate of approximately 2,777 barrels of oil equivalent. Brigham also provided an update on its drilling and completion activities in the Williston Basin.
Ross Project Area Update
In Mountrail County, North Dakota, Brigham announced the completion of the Clifford Bakke 26-35 #1H, which was completed with 38 fracture stimulation stages, at an early 24-hour peak flow back rate of approximately 5,061 barrels of oil equivalent (4,438 barrels of oil and 3.73 MMcf). The Clifford Bakke 26-35 #1H is located two miles to the east of the Anderson 28-33 #1H, which was completed in August 2009 with 24 fracture stimulation stages at an early 24-hour peak flow back rate of 2,154 barrels of oil equivalent. Based on publicly available information, the Clifford Bakke 26-35 #1H appears to represent the second highest initial production rate well in the Williston Basin and Brigham now has the first, second, third and fifth highest initial production rate wells in the basin. To date, Brigham has completed eight Ross project area long lateral Bakken wells at an average early 24-hour peak flow back rate of approximately 3,988 barrels of oil equivalent. Brigham maintains an approximate 43% working interest in the Clifford Bakke 26-35#1H.
Rough Rider Project Area Update
Record Rough Rider Bakken Completion — In McKenzie County, North Dakota, Brigham announced the completion of the Abelmann 23-14 #1H at an early 24-hour peak flow back rate of 4,169 barrels of oil equivalent (3,745 barrels of oil and 2.55 MMcf). The Abelmann 23-14 #1H was completed with 33 frac stages and, based on publicly available information, appears to represent a record initial production rate well west of the Nesson Anticline. Brigham maintains an approximate 53% working interest in the Abelmann 23-14 #1H.

Rough Rider Increased Density Pilot Project — In Williams County, North Dakota, Brigham is in the process of flowing back the Brad Olson 9-16 #2H, which is being completed with 32 fracture stimulation stages and represents Brigham’s 40th long lateral high frac stage completion. Current flow back results indicate the early 24-hour peak flow back rate will be within the range of early 24-hour peak flow back rates for other Brigham operated Rough Rider wells. Brigham hopes to be able to provide an early 24-hour peak flow back rate on its 3rd quarter 2010 conference call tomorrow morning. Brigham maintains an approximate 56% working interest in the Brad Olson 9-16 #2H, with U.S. Energy Corp. (NASDAQ: USEG) as a working interest participant.
The Brad Olson 9-16 #2H represents Brigham’s first infill test west of the Nesson Anticline. By monitoring frac wing performance of the well with a deployed micro-seismic array and monitoring continued well performance, Brigham hopes to delineate the potential to drill incremental infill wells beyond the currently envisioned three wells per spacing unit. If results indicate that four to six wells may be required to effectively drain spacing units, Brigham’s de-risked Rough Rider drilling inventory could increase by approximately 120 to 360 net locations, which would represent a significant net asset value enhancement event. Subject to results, Brigham plans to commence additional increased density pilots in Rough Rider and Ross in the first half 2011, including four well density units.
Additional Rough Rider Completion — Also in Williams County, North Dakota, Brigham announced the completion of the Smith Farm 23-14 #1H, which was completed with 32 fracture stimulation stages at an early 24-hour peak flow back rate of 2,417 barrels of oil equivalent. Brigham maintains approximate 82% working interest in the Smith Farm 23-14 #1H.
Williston Basin Drilling and Completion Update
Brigham’s accelerated development of its acreage in North Dakota and Montana is proceeding with three operated rigs drilling in Rough Rider, two operated rigs drilling in Ross and one operated rig drilling in Roosevelt County, Montana. A seventh operated rig is expected to arrive in mid-November, approximately two months ahead of schedule. Brigham’s eighth operated rig is currently expected to arrive in May 2011.
Brigham currently has one well flowing back, two wells fracing and nine wells waiting on completion. In the first quarter 2011, Brigham expects to add additional fracture stimulation capacity thereby providing access to two fully dedicated frac crews focused on completing Brigham operated horizontal wells in the basin. At that time, Brigham estimates that approximately eight wells per month will be fracture stimulated and brought on line to production.

Management Comments
Bud Brigham, the Chairman, President and CEO, commented, “We’ve now drilled 39 consecutive high frac stage long lateral completions in North Dakota averaging 2,777 barrels of oil equivalent over an early 24-hour peak flow back period. The outperformance of our wells once again resulted in our exceeding the high end of our production volume guidance, and we also achieved record quarterly production volumes of 8,509 barrels of oil equivalent per day during the third quarter. Furthermore, during the third quarter, our high value oil production volumes continued to grow and represented approximately 75% of our total production volumes and 87% of our pre-hedge revenues, which drove our revenue and cash flow to record levels during the quarter. We’re even more excited about the potential for strong fourth quarter production volume growth given the three wells we recently brought on line and our plans to complete approximately six wells per month in the Williston Basin during the quarter. We currently anticipate achieving between 20% and 27% sequential production volume growth during the fourth quarter and therefore expect our volumes to average between 10,200 to 10,800 barrels of oil equivalent per day.”
Bud Brigham continued, “We’ve moved an operated rig into Montana and are currently drilling the Swindle 9-16 #1H in Roosevelt County about seven miles east of our Rogney well. We will subsequently move the rig to Richland County, Montana to drill the Johnson 30-19 #1H, which is approximately seven to eight miles northwest of our Sedlacek Trust 33-4 #1H. We’re excited about the opportunity to complete two additional Montana wells early in 2011 in an effort to further de-risk portions of our approximately 105,400 net acres in the area.”
Bud Brigham concluded, “Our Brad Olson 9-16 #2H and #3H, which will be completed later this year, could provide yet another potential catalyst for net asset value growth. As we’ve increased the number of frac stages while pumping the same amount of ceramic proppant, we potentially have decreased the length of our frac wings and increased our drainage efficiency along the length of the wellbore. By analyzing the results of our deployed micro-seismic array and ongoing monitoring of well performance, we hope to determine whether we may have the opportunity to drill more than our currently planned three wells per spacing unit. If we can drill four to six wells per spacing unit, in our Rough Rider area alone our de-risked development drilling inventory could increase by approximately 120 to 360 net wells, which would represent a significant net asset value enhancement.”
Conference Call Information
Our management will host a conference call to discuss operational and financial results for the third quarter 2010 with investors, analysts and other interested parties on Tuesday, November 2, at 11:00 a.m. Eastern Time. To participate in the call, participants within the U.S. please dial 888-713-4218 and participants outside the U.S. please dial 617-213-4870. The participant passcode for the call is 21582582. Participants may pre-register for the call at https://cossprereg.btci.com/prereg/key.process?key=PVNELWLGV. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference. A telephone recording of the conference call will be available approximately two hours after the call is completed through 12:00 p.m. Eastern Time on Tuesday, November 9, 2010. To access the recording, domestic callers dial 888-286-8010 and international callers dial 617-801-6888. The passcode for the conference call playback is 42559492. In addition, a live and archived web cast of the conference call will be available over the Internet at either www.bexp3d.com or www.streetevents.com.
About Brigham Exploration
Brigham Exploration Company is an independent exploration, development and production company that utilizes advanced exploration, drilling and completion technologies to systematically explore for, develop and produce domestic onshore oil and natural gas reserves. For more information about Brigham Exploration, please visit our website at www.bexp3d.com or contact Investor Relations at 512-427-3444.

Forward-Looking Statement Disclosure
Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements within the meaning of the federal securities laws. Important factors that could cause our actual results to differ materially from those contained in the forward-looking statements early initial production rates which decline steeply over the early life of wells, particularly our Williston basin horizontal wells for which we estimate the average monthly production rates may decline by approximately 70% in the first twelve months of production, our growth strategies, our ability to successfully and economically explore for and develop oil and gas resources, anticipated trends in our business, our liquidity and ability to finance our exploration and development activities, market conditions in the oil and gas industry, our ability to make and integrate acquisitions, the impact of governmental regulation and other risks more fully described in the company’s filings with the Securities and Exchange Commission. Forward-looking statements are typically identified by use of terms such as “may,” “will,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements may be expressed differently. All forward-looking statements contained in this release, including any forecasts and estimates, are based on management’s outlook only as of the date of this release, and we undertake no obligation to update or revise these forward-looking statements, whether as a result of subsequent developments or otherwise.

Contact:	Rob Roosa, Finance Manager
(512) 427-3300